Exhibit 99-77I(b)

Item 77I(b): Terms of New or Amended Securities

AMENDMENT TO REGISTRANT’S DECLARATION AND

AGREEMENT OF TRUST

In response to Sub-Item 77i, Amendment to Declaration and Agreement of Trust dated as of July 21, 2011 of the Lord Abbett Blend Trust (the “Registrant”) authorized an amendment to Section I.1 of the Declaration, pursuant to Section VIII.2 of the Declaration, by changing the name of the Trust from “Lord Abbett Blend Trust” to “Lord Abbett Equity Trust,” effective August 1, 2011.

The Supplement is hereby attached as Item 77I(b)

Item 77I(b): Terms of New or Amended Securities

AMENDMENT TO REGISTRANT’S DECLARATION AND

AGREEMENT OF TRUST

In response to Sub-Item 77i, Amendment to Declaration and Agreement of Trust dated as of July 21, 2011 of the Lord Abbett Equity Trust (the “Registrant”) authorized: (i) the establishment of two new series of shares of the Trust to be designated the “Lord Abbett Calibrated Large Cap Value Fund” and the “Lord Abbett Calibrated Mid Cap Value Fund”; (ii) the establishment of the following classes of the Lord Abbett Calibrated Large Cap Value Fund: Class A, Class C, Class F, Class I, Class R2, and Class R3; and (iii) the establishment of the following classes of the Lord Abbett Calibrated Mid Cap Value Fund: Class A, Class C, Class F, Class I, Class R2, and Class R3, effective September 1, 2011.

The Supplement is hereby attached as Item 77I(b)